===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(A) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Stride Rite Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             [LOGO OF STRIDE RITE]

                               191 Spring Street

                                 P.O. Box 9191

                      Lexington, Massachusetts 02420-9191

                                                              February 23, 2001

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of The Stride Rite Corporation to be held at our corporate headquarters, 191 Spring Street, Lexington, Massachusetts, on Thursday, April 12, 2001, at 10:00 A.M.

  I believe that the Annual Meeting provides an excellent opportunity for stockholders to become better acquainted with Stride Rite's business strategy, the product lines of our brands and our directors and officers. I hope that you will be able to attend.

  The principal business of the Annual Meeting will be to elect two directors to serve for a three-year term, to approve the adoption of a stock option and incentive plan, and to ratify the selection of PricewaterhouseCoopers LLP as our auditors. We recognize that option plans have come under increasing scrutiny in recent years, and we have designed a plan that is responsive to your concerns as stockholders. The directors of the Company recommend that you vote FOR these proposals.

  Whether or not you plan to attend, the prompt execution and return of your proxy card will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation. I thank you for your continued interest and support.

                                          Sincerely,


                                          /s/ David M. Chamberlain
                                            David M. Chamberlain
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

                          THE STRIDE RITE CORPORATION

                               ----------------

                           NOTICE OF ANNUAL MEETING

                               ----------------

                                                       Lexington, Massachusetts
                                                              February 23, 2001

To the Stockholders of
The Stride Rite Corporation

  The Annual Meeting of Stockholders of The Stride Rite Corporation, a Massachusetts corporation, will be held at its corporate headquarters, 191 Spring Street, Lexington, Massachusetts, on Thursday, April 12, 2001, at 10:00 A.M. (Boston time), for the following purposes:

  1. To elect two directors in the class whose term expires at the 2001 Annual Meeting;

  2. To consider and act upon a proposal to adopt The Stride Rite Corporation 2001 Stock Option and Incentive Plan;

  3. To consider and act upon the matter of ratifying the selection of PricewaterhouseCoopers LLP as auditors of The Stride Rite Corporation for the current fiscal year; and

  4. To consider and act upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

  Only holders of record at the close of business on February 15, 2001 are entitled to receive notice of and to vote at the 2001 Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Charles W. Redepenning, Jr.
                                          Charles W. Redepenning, Jr., Clerk

  REGARDLESS OF THE NUMBER OF SHARES YOU MAY OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                          THE STRIDE RITE CORPORATION

               191 Spring Street, Lexington, Massachusetts 02421

                               ----------------

                                PROXY STATEMENT

                  For the 2001 Annual Meeting of Stockholders

                               ----------------

General Information

  This Proxy Statement is being furnished to holders of common stock, par value $.25 per share (the "Common Stock"), of THE STRIDE RITE CORPORATION (the "Company") in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders on April 12, 2001 and at any adjournments or postponements of such meeting.

  All proxies delivered in response to this solicitation are revocable at the option of the person executing the proxy at any time before the voting of such proxies at the meeting. A proxy may be revoked in writing delivered to the Company's Clerk, at the principal executive offices of the Company prior to the annual meeting, or by attending the annual meeting and voting in person. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies so delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder on a proxy, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such stockholder, the proxy will be voted as recommended by the directors.

  Only stockholders of record at the close of business on February 15, 2001 are entitled to receive notice of, and to vote at, the annual meeting. The transfer books will not be closed. As of the close of business on February 15, 2001 there were outstanding and entitled to vote 41,680,643 shares of Common Stock. Each share is entitled to one vote.

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of that other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  The vote on each matter submitted to stockholders is tabulated separately. A majority of votes cast by the stockholders present at the meeting or voting by proxy is required to elect the directors. Abstentions are included in the number of shares present or represented and voting on each matter. Neither abstentions nor broker "non-votes" are counted as affirmative votes on any matter.

  This Proxy Statement, the related form of proxy and the Company's Annual Report for the fiscal year ended December 1, 2000 are being mailed together on or about February 23, 2001 to stockholders entitled to notice of and to vote at the meeting.

  The principal executive offices of the Company are located at 191 Spring Street, Lexington, Massachusetts 02421.

                  PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS

  Under Massachusetts law, the Board of Directors of the Company has three classes of directors who serve staggered three-year terms. The classes are as nearly equal in size as possible. Serving in Class II for terms expiring at the 2001 annual meeting are Christine M. Cournoyer, Donald R. Gant and W. Paul Tippett, Jr. Serving in Class III for terms expiring at the 2002 annual meeting are Frank R. Mori, Diane M. Sullivan and Bruce Van Saun. Serving in Class I for terms expiring at the 2003 annual meeting are David M. Chamberlain, Peter L. Harris and Myles J. Slosberg. Mr. Tippett, whose term expires at the 2001 annual meeting, will not be standing for re-election to the Board of Directors. Warren Flick resigned from the Board of Directors as of November 30, 2000. The Company thanks Mr. Tippett and Mr. Flick for their contributions and service to the Company.

  The Board of Directors has nominated Christine M. Cournoyer and Donald R. Gant to serve as the Class II directors for a term of office expiring at the 2004 annual meeting of stockholders. Mr. Gant has been a director since 1987. Ms. Cournoyer was elected to the Board on October 19, 2000. The Board of Directors recommends that the stockholders elect Christine M. Cournoyer and Donald R. Gant to serve as Class II directors.

  It is the intention of the persons named as proxies to vote the proxies, unless authority to vote is specifically withheld, to elect as directors the two nominees listed above to the class of directors whose term expires at the 2004 annual meeting of stockholders. The Company believes that the nominees will be able and willing to serve. If either of them should be unable or choose not to take office, the persons named as proxies may vote in favor of such other person or persons as the Board of Directors at the time recommends.

Information as to Directors and Nominees for Director

  Set forth below are the name and age of each director currently in office and of each nominee for director, his or her principal occupation for the past five years, the year each became a director of the Company and the names of other companies in which he or she serves as a director.

Name, Age, Principal Occupation,                               Director  Term
Business Experience and Directorships                           Since   Expires
-------------------------------------                          -------- -------
               Nominees for Class II Directors
Christine M. Cournoyer, age 49................................   2000    2001
 IBM Software Group Vice President of e-business Transforma-
  tion since November 1999. Ms. Cournoyer was Lotus CIO and
  Vice President from 1996 until November 1999 and was Direc-
  tor of Worldwide Applications of Lotus from April 1994 until
  1996.
Donald R. Gant, age 72........................................   1987    2001
 Limited Partner of The Goldman Sachs Group, L.P., an invest-
  ment banking firm, since 1990. Mr. Gant is a director of
  Diebold, Inc.
                     Class III Directors
Frank R. Mori, age 60.........................................   1996    2002
 President and co-Chief Executive Officer of Takihyo, Inc., an
  investment holding company that has managed a private equity portfolio since 1986. Takihyo, Inc. is a principal share-
  holder of Donna Karan International, Inc., and from 1974 un-
  til 1999 was the principal shareholder of Anne Klein & Co.
  Mr. Mori served as President and Chief Executive Officer of
  Anne Klein & Co., a women's apparel company, from 1975 to
  1999. Mr. Mori is a director of Takihyo, Inc. and Donna Ka-
  ran International, Inc.

Name, Age, Principal Occupation,                               Director  Term
Business Experience and Directorships                           Since   Expires
-------------------------------------                          -------- -------
Diane M. Sullivan, age 45.....................................   1999    2002
 President and Chief Operating Officer of the Company since
  July 1999. Ms. Sullivan was Group President of the Company
  from October 1997 to July 1999 and President, Wholesale Di-
  vision, Stride Rite Children's Group, Inc., a subsidiary of the Company, from the time she joined the Company in April
  1995 to July 1999.
Bruce Van Saun, age 43........................................   1999    2002
 Senior Executive Vice President and Chief Financial Officer,
  The Bank of New York Company, Inc., a banking company, since
  May 1997. Prior to that, Mr. Van Saun was Chief Financial
  Officer of Deutsche Bank North America Group, a banking com-
  pany, from October 1994 to May 1997 and Chief Operating Of-
  ficer and Chief Financial Officer of Wasserstein Perella &
  Co., Inc., an investment banking firm, from 1990 to October
  1994.
                      Class I Directors
David M. Chamberlain, age 57..................................   1999    2003
 Chairman of the Board of Directors and Chief Executive Offi-
  cer of the Company since November 1999. Prior to joining the
  Company, Mr. Chamberlain was Chairman of the Board of
  Genesco Inc., a footwear company, from 1994 to 1999 and
  President and Chief Executive Officer of Genesco Inc. from
  1994 to 1996. Mr. Chamberlain is a director of Wild Oats
  Markets, Inc.
Peter L. Harris, age 56.......................................   2000    2003
 President and Chief Executive Officer of The San Francisco
  49ers, a professional football team, since August 2000.
  Prior to that, Mr. Harris was Chairman of the Board, Presi-
  dent and Chief Executive Officer of The Picture People, a
  national chain of retail stores that create family and
  children's photographic portraits, from 1995 until August
  2000.
  Mr. Harris is also a director of Egghead.com, Inc. and Pa-
  cific Sunwear of California, Inc.
Myles J. Slosberg, age 64.....................................   1961    2003
 Attorney in private practice since July 1994. Mr. Slosberg
  served as interim Chairman and Chief Executive Officer of
  the Company from July 1999 to November 1999. From March 1991 to July 1994, Mr. Slosberg was an Assistant Attorney General
  for the Commonwealth of Massachusetts. Mr. Slosberg was em-
  ployed by the Company from 1959 to 1986, during which period he served in a number of executive capacities.

Ownership of Equity Securities

  The following table shows the beneficial ownership of Common Stock of (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the Common Stock and (ii) each director and nominee for director, the chief executive officer, the other executive officers listed in the summary compensation table and, as a group, the directors and all executive officers. Except as otherwise stated, all information is dated as of February 15, 2001. The numbers disclosed include shares as to which a right to acquire beneficial ownership within 60 days exists (for example, through the exercise of stock options, conversions of securities or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, (the "1934 Act").

                                                  Shares of Common     Percent
                                                 Stock Beneficially      of
                     Name                             Owned(1)          Class
                     ----                       ---------------------  -------
FMR Corporation................................ 3,259,490          (2)   7.8
  82 Devonshire Street
  Boston, MA 02109
Capital Group International, Inc. and Capital
 Guardian Trust Company........................ 3,048,600          (3)   7.3
  11100 Santa Monica Boulevard
  Los Angeles, CA 90025
Dimensional Fund Advisors Inc.................. 2,768,100          (4)   6.6
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
David M. Chamberlain...........................   243,334          (5)    (6)
Christine M. Cournoyer.........................     2,571          (7)    (6)
Donald R. Gant.................................    74,842 (8),(9),(10)    (6)
Peter L. Harris................................     7,633    (11),(12)    (6)
Frank R. Mori..................................    27,981      (8),(9)    (6)
Myles J. Slosberg..............................   192,157 (8),(9),(13)    (6)
Diane M. Sullivan..............................   343,817         (14)    (6)
W. Paul Tippett, Jr............................    28,078 (8),(9),(15)    (6)
Bruce Van Saun.................................    13,545    (16),(17)    (6)
Charles W. Redepenning, Jr.....................    34,125         (18)    (6)
Daniel R. Friedman.............................    10,000         (19)    (6)
Gerrald B. Silverman...........................   185,266         (20)    (6)
The Directors and Executive Officers listed
 above and other executive officers as a group
 (20 persons).................................. 1,594,414         (21)   3.8

--------
(1) With respect to nominees, directors and executive officers, based on information furnished by the nominee, director or executive officers listed. Unless otherwise indicated, the persons listed above have sole voting and dispositive power with respect to shares beneficially owned.
(2) According to a Schedule 13G filed with the SEC on February 14, 2001 by FMR Corp., such entity beneficially owned 3,259,490 shares of the Company's Common Stock as of December 31, 2000. According to such
     Schedule 13G, such entity had sole power to vote or direct the vote with respect to 2,204,990 shares and sole power to dispose or direct the disposition with respect to 3,259,490 shares. According to such Schedule 13G, 1,054,500 shares are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, which acts as investment adviser to various companies, 1,511,090 shares are beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the 1934 Act as amended, and 693,900 shares are beneficially owned by Fidelity International Limited. Each of Edward
     C. Johnson 3d, Chairman of FMR Corp., through its control of Fidelity Management & Research Company, and the Fidelity Funds has sole power to dispose of the 1,054,500 shares owned by the Fidelity Funds. Each of Johnson and FMR Corp., through its control of Fidelity Management Trust Company, has sole dispositive power over the 1,511,090 shares beneficially owned by Fidelity Management Trust Company and sole power to vote or direct the voting of 1,511,090 such shares. Fidelity International Limited has sole power to vote and dispose of 693,900 shares.
 (3) According to a Schedule 13G filed with the SEC on February 12, 2001 by Capital Group International, Inc. and Capital Guardian Trust Company, such entities beneficially owned 3,048,600 shares of the Company's Common Stock as of December 29, 2000.
 (4) According to a Schedule 13G filed with the SEC on February 2, 2001 by Dimensional Fund Advisors, Inc., such entity beneficially owned 2,768,100 shares of the Company's Common Stock as of December 31, 2000, of which such entity had sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
 (5) Includes currently exercisable options to purchase 233,334 shares granted to Mr. Chamberlain under the Company's 1998 Stock Option Plan (the "1998 Stock Option Plan").
 (6) Less than one percent of the outstanding shares of Common Stock of the Company.
 (7) Includes 2,571 Phantom Stock Units credited to Ms. Cournoyer's account pursuant to the Deferred Compensation Plan for Directors.

 (8) Includes currently exercisable options to purchase 8,200 shares, granted pursuant to the Company's 1998 Non-Employee Director Stock Ownership Plan (the "1998 Directors' Plan").
 (9) Includes currently exercisable options to purchase 5,000 shares, granted pursuant to the Company's 1994 Non-Employee Director Stock Ownership Plan (the "1994 Directors' Plan").
(10) Includes 25,992 Phantom Stock Units credited to Mr. Gant's account pursuant to the Deferred Compensation Plan for Directors.
(11) Includes currently exercisable options to purchase 1,600 shares granted pursuant to the 1998 Directors' Plan.
(12) Includes 6,033 Phantom Stock Units credited to Mr. Harris' account pursuant to the Deferred Compensation Plan for Directors.
(13) Includes 11,527 Phantom Stock Units credited to Mr. Slosberg's account pursuant to the Deferred Compensation Plan for Directors. Also includes
      (i) 89,400 shares of Common Stock held in an irrevocable trust created on December 2, 1942 of which Mr. Slosberg's father was the settlor and Mr. Slosberg is one of two trustees, for the benefit of Mr. Slosberg's mother and for Mr. Slosberg and his siblings, and (ii) 8,300 shares of Common Stock held in an irrevocable trust created on May 11, 1976 of which Mr. Slosberg is the settlor and Mr. Slosberg's wife is one of two trustees, for the benefit of Mr. Slosberg's children, and under certain circumstances for the benefit of Mr. Slosberg's wife as a remainder interest. Mr. Slosberg disclaims beneficial ownership of these 97,700 shares of Common Stock.
(14) Includes 130,000 shares Ms. Sullivan is entitled to purchase under the Company's 1995 Long-Term Growth Incentive Plan (the "1995 Plan") and 205,001 shares Ms. Sullivan is entitled to purchase under the Company's 1998 Stock Option Plan.
(15) Includes 5,378 Phantom Stock Units credited to Mr. Tippett's account pursuant to the Deferred Compensation Plan for Directors.
(16) Includes 7,645 Phantom Stock Units credited to Mr. Van Saun's account pursuant to the Deferred Compensation Plan for Directors.
(17) Includes currently exercisable options to purchase 4,900 shares granted pursuant to the 1998 Directors' Plan.
(18) Includes 30,000 shares Mr. Redepenning is entitled to purchase under the Company's 1998 Stock Option Plan.
(19) Includes 10,000 shares Mr. Friedman is entitled to purchase under the Company's 1998 Stock Option Plan.
(20) Includes 47,000 shares Mr. Silverman is entitled to purchase under the Company's 1975 Executive Incentive Stock Purchase Plan (the "1975 Plan"), 83,667 shares Mr. Silverman is entitled to purchase under the Company's 1995 Plan and 51,667 shares Mr. Silverman is entitled to purchase under the 1998 Stock Option Plan.
(21) Includes 95,193 shares (4,482 shares of which are owned by a trust established under the Uniform Gifts to Minors Act by one officer for the benefit of his children and as to which that officer disclaims beneficial ownership) and currently exercisable options to purchase 113,500 shares under the 1995 Plan, 221,672 shares under the 1998 Stock Option Plan and 700 shares under the 1975 Plan beneficially owned by executive officers not separately listed above.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  During the Company's fiscal year 2000, which ended December 1, 2000, the Board of Directors held six meetings. During fiscal year 2000, the Board had standing Audit, Compensation and Investment Committees, and a Committee on the Board. Each director attended more than 75% of the aggregate of (i) the meetings of the Board of Directors held while he or she served and (ii) the total number of meetings held by all committees on which he or she served.

  The Committee on the Board met two times during fiscal year 2000 and is currently composed of Messrs. Gant (Chairman), Harris and Tippett and Ms. Cournoyer. Its purpose is to review the performance of directors, recommend to the Board of Directors the selection of directors to be nominated, and consider and recommend issues relating to director compensation.

  The Audit Committee met three times during fiscal year 2000 and is currently composed of Messrs. Van Saun (Chairman) and Harris and Ms. Cournoyer. The Audit Committee recommends the selection of independent auditors to the Board of Directors, reviews the overall scope, as well as the results, of the annual audit, and reviews the overall internal controls of the Company. The Audit Committee Report for the 2000 fiscal year is included in this proxy statement, commencing on page 11.

  The Compensation Committee met two times during fiscal year 2000 and is composed of Messrs. Mori (Chairman), Gant, Slosberg and Tippett. Members of the Compensation Committee are non-employee directors of the Company. The Compensation Committee reviews executives' salaries, administers various incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and other key employees of the Company and its subsidiaries. The Compensation Committee Report for the 2000 fiscal year is included in this proxy statement, commencing on page 12.

  The Investment Committee met two times during fiscal year 2000. It is composed of Messrs. Slosberg (Chairman), Mori, Tippett and Van Saun. The Investment Committee recommends the selection of independent investment managers for the investment of the Company's pension funds and reviews and monitors the performance of the Company's pension funds. The Investment Committee also reviews the Company's short-term investment of the Company's available funds.

COMPENSATION OF DIRECTORS

  Under the 1998 Directors' Plan, each director receives an annual retainer of $40,000, payable either all in shares of Common Stock or one-half in cash and one-half in shares of Common Stock at the discretion of the director, in either case payable in increments of one-quarter of such amount at the beginning of each fiscal quarter. The actual number of shares is calculated based on the closing price of the Company's Common Stock on the last day of the preceding fiscal quarter. Each director receives each year an option to purchase 5,000 shares of Common Stock on the first business day following the Annual Meeting of Stockholders. Each option has a term of ten years from the date of grant and becomes exercisable in three installments: 1,600 shares on the first anniversary of the grant and 1,700 shares on each of the second and third anniversaries of the grant. In addition, new directors receive option grants for up to 5,000 shares upon initial election to the Board with the amount of such grant based on the number of months remaining prior to the next annual meeting of Stockholders. These options also have a term of ten years and vest proportionately on each of the first, second and third anniversaries of the grant. Each director may defer his or her annual retainer, with the cash portion, if any, deferrable in a cash deferred account and the stock option portion deferrable in Phantom Stock Units of Common Stock of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation for the past three fiscal years of each person who served as Chief Executive Officer during fiscal year 2000 and each of the other four most highly compensated executive officers serving as executive officers at the end of fiscal year 2000 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                 Long Term
                                                               Compensation
                                   Annual Compensation            Awards
                                --------------------------    -------------------
                                                    Other                   All
                                                   Annual                  Other
                                                   Compen-                Compen-
 Name and                Fiscal Salary             sation     Options     sation
 Principal Position       Year    ($)   Bonus ($)  ($)(1)       (#)       ($)(2)
 ------------------      ------ ------- ---------  -------    -------     -------
 David M. Chamberlain(3)  2000  600,006       --   63,927(4)      --       1,680
  Chairman and Chief      1999   43,846       --      --      500,000(5)     120
  Executive Officer       1998      --        --      --          --         --
---------------------------------------------------------------------------------
 Diane M. Sullivan        2000  450,004        --      --     135,000      6,258
  President and Chief     1999  390,256   325,962      --     200,000      5,864
  Operating Officer       1998  295,000 100,000(6)     --      60,000      3,783
---------------------------------------------------------------------------------
 Charles W. Redepenning,  2000  230,002   120,750      --      30,000      6,308
  Jr.(7)
  General Counsel,        1999  228,461    25,547      --          --      3,064
   Secretary, Clerk
  President,              1998  165,000        --      --      20,000        648
  Stride Rite
   International
   Corp.(8)
---------------------------------------------------------------------------------
 Daniel R. Friedman(9)    2000  275,003    72,188  57,962(4)       --      1,008
  President,              1999   22,211        --      --      30,000(10)     72
  The Keds                1998       --        --      --          --         --
   Corporation(8)
---------------------------------------------------------------------------------
 Gerrald B. Silverman     2000  275,003    67,712      --      35,000     15,658
  President, Stride Rite  1999  253,885    39,392      --      30,000     15,264
  Children's Group,       1998  227,965   135,000      --      20,000     14,141
   Inc.(8)


--------

 (1) Amounts for executive perquisites and other personal benefits, securities or property are not shown because the aggregate dollar amount per executive is less than the lesser of either $50,000 or 10% of the annual salary and bonus of such executive.
 (2) Amounts awarded include (i) payments of dividend equivalents on shares of Common Stock subject to unexercised options granted under the 1975 Plan of $9,400, $9,400 and $9,400 for Mr. Silverman in respect of fiscal years 2000, 1999 and 1998 respectively; (ii) Company contributions to the executive's Employee Savings and Investment Plan account of $5,250, $5,000 and $2,919 for Ms. Sullivan in respect of fiscal years 2000, 1999 and 1998 respectively; $5,300 and $2,200 for Mr. Redepenning in respect of fiscal years 2000 and 1999 respectively; and $5,250, $5,000 and $3,877 for Mr. Silverman in respect of fiscal years 2000, 1999 and 1998 respectively; and (iii) amounts of insurance premiums paid by the Company for term life insurance for the benefit of the executive of $1,680 and $120 for Mr. Chamberlain in respect of fiscal years 2000 and 1999 respectively; $1,008, $864 and $864 for Ms. Sullivan in respect of fiscal years 2000, 1999 and 1998 respectively; $1,008, $864 and $648 for Mr.
     Redepenning in respect of fiscal years 2000, 1999 and 1998 respectively; $1,008 and $72 for Mr. Friedman in respect of fiscal years 2000 and 1999 respectively; and $1,008, $864 and $864 for Mr. Silverman in respect of fiscal years 2000, 1999 and 1998 respectively.
 (3)Mr. Chamberlain began his employment with the Company on November 15, 1999.
 (4)Amounts reimbursed by the Company for the payment of taxes on non-deductible relocation expenses.
 (5) Options granted to Mr. Chamberlain upon the commencement of his employment; pursuant to Mr. Chamberlain's initial employment terms he was not eligible to receive an award of options during fiscal year 2000.
 (6) Includes $40,625, the fair market value of 5,000 shares of the Common Stock of the Company as of the date of grant that were awarded to Ms. Sullivan as a portion of the Company's annual bonus plan.

 (7) Mr. Redepenning began his employment with the Company on March 2, 1998.
 (8) Each of Stride Rite International Corp., The Keds Corporation and Stride Rite Children's Group, Inc. are subsidiaries of the Company.
 (9) Mr. Friedman began his employment with the Company on November 2, 1999.
(10) Options granted to Mr. Friedman upon the commencement of his employment; pursuant to Mr. Friedman's initial employment terms he was not eligible to receive an award of options during fiscal year 2000.

Stock Option Grants

The following table shows information concerning options to purchase Common Stock of the Company granted during fiscal year 2000 to the named executive officers pursuant to the 1998 Stock Option Plan.

                      OPTION GRANTS FOR FISCAL YEAR 2000

                              No. of
                              Shares    % of          Option
                            Underlying  Total          Date
                             Options   Options Option Market Expiration  Grant Date
   Name                      Granted   Granted Price  Value     Date    Valuation(1)
   ----                     ---------- ------- ------ ------ ---------- ------------
   Diane M. Sullivan         135,000    12.7   $5.50  $5.50  12/15/2009   $244,661
 -----------------------------------------------------------------------------------
   Charles W. Redepenning,
    Jr.                       30,000     2.8   $5.50  $5.50  12/15/2009   $ 54,369
 -----------------------------------------------------------------------------------
   Gerrald B. Silverman       35,000     3.3   $5.50  $5.50  12/15/2009   $ 63,431

--------
 (1) Calculated using the Black-Scholes Single Option Pricing Model. The assumptions used in determining the valuation of these options using this methodology are as follows: average expected life of options of 4.5 years; risk-free interest rate of 6.28%; a volatility factor of .41; and a dividend yield of 3.2 percent. The actual value, if any, that an executive officer may realize will depend on the continued employment of the executive officer holding the option through its vesting period, and the excess of the market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes single option pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates, and other factors.

Aggregated Option Exercises and Option Values

  The following table shows information concerning the exercise of stock options during fiscal year 2000 by each of the named executive officers and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES


                            Shares
                          Acquired on  Value                                     Value of
                           Exercise   Realized   Number of Unexercised   Unexercised In-the-Money
                              (#)       ($)        Options at FY-End      Options at FY-End(/1/)
                          ----------- --------   ---------------------   ------------------------
 Name                                          Exercisable Unexercisable Exercisable Unexercisable
-----                                          ----------- ------------- ----------- -------------
 David M. Chamberlain           0         0      233,334      266,666            0            0
--------------------------------------------------------------------------------------------------
 Diane M. Sullivan              0         0      236,668      288,332            0      $75,938
--------------------------------------------------------------------------------------------------
 Charles W. Redepenning,
 Jr.                            0         0       13,334       36,666            0      $16,875
--------------------------------------------------------------------------------------------------
 Daniel R. Friedman             0         0       10,000       20,000            0            0
--------------------------------------------------------------------------------------------------
 Gerrald B. Silverman           0         0      154,001       61,666     $127,875      $19,688

--------
 (1) Represents the difference between the closing price of the Company's Common Stock on December 1, 2000 ($6.0625) and the exercise price of the options, multiplied by the number of shares represented by such options.

Employment Agreements

  On November 4, 1999, the Company entered into an employment agreement with David M. Chamberlain for Mr. Chamberlain's service to the Company as Chairman and Chief Executive Officer for the period from November 15, 1999 through November 30, 2002 and renewable annually thereafter (the "Employment Agreement"). Mr. Chamberlain's annual rate of base salary under his Employment Agreement is $600,000 and he is eligible for an annual bonus with a target bonus set at 50% of his base salary. Mr. Chamberlain was also granted nonqualified stock options to purchase up to 500,000 shares of the Common Stock of the Company at the closing price of the Company's Common Stock on the trading day prior to the public announcement of his appointment ($6.875 per share).

  Under his Employment Agreement, Mr. Chamberlain is also entitled to receive certain enumerated perquisites and to participate in the various employee benefit plans that the Company maintains or adopts during his employment period. The Agreement also provides for severance payments to Mr. Chamberlain in the event that the Company terminates Mr. Chamberlain's employment during the employment period without "cause" or Mr. Chamberlain terminates his employment for "good reason". In such event, Mr. Chamberlain would receive payments equal to twelve months' salary plus continued participation in medical and dental plans through the end of the employment period.

  Mr. Chamberlain has also entered into a change in control agreement with the Company as described under "Change of Control Employment Agreements" below.

Change of Control Employment Agreements

  The Company has entered into change of control employment agreements with each of the named executive officers in the summary compensation table, and with certain other executive officers. The change of control employment agreements are for two-year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by the Company. These agreements provide generally that the executive's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the two-year period after a change of control of the Company. If the Company terminates the executive's employment (other than for cause, death, disability or retirement) or if the executive terminates for good reason during such two-year period (or upon certain terminations within 18 months prior to a change of control in connection with or in anticipation of a change of control), the Company must provide certain specified severance benefits. For purposes of the agreements, a change of control shall mean, subject to the conditions and exceptions specified in the change of control employment agreements, (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of securities of the Company where such acquisition causes such Person to own twenty percent (20%) or more of the Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) individuals who, as of February 12, 1998, constitute the Board of Directors cease to constitute at least a majority of the Board of Directors; (iii) consummation of certain reorganizations, mergers or consolidations or sales or other dispositions of all or substantially all of the assets of the Company or the acquisition of assets of another entity; or
(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  Severance benefits under the agreements with each of the named executive officers include three times the sum of the executive's base salary, target bonus, and dividend equivalents under the 1975 Plan, and three years of continued benefit insurance plan coverage. The value of additional retirement benefits that would have been earned by the executive had he or she remained in the Company's employ for an additional period of three years would also be paid to the executive. In addition, the executives are entitled to receive an additional payment in an amount sufficient to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended. The agreements also provide for the lapse upon a change of control of all restrictions on options granted under the 1975 Plan, 1995 Plan and 1998 Stock Option Plan.

Retirement Income Plan

  The Company's Retirement Income Plan, as amended effective as of January 1, 1989 (the "Retirement Plan"), is a non-contributory defined benefit pension plan. For salaried, management, sales and non-production hourly employees, the Retirement Plan covers basic compensation received from the Company and its participating subsidiaries, excluding overtime payments, commissions, bonuses and any other additional compensation; and for commissioned sales personnel whose compensation is derived wholly from commissions, the Retirement Plan covers 80% of the commissions received (the "Earnings"). The Retirement Plan provides for an annual pension at normal retirement age, 65 (with a minimum of five years of service), determined as follows: (i) for credited service (the "Credited Service") prior to January 1, 1984, 1% of average annual Earnings (based on 1981, 1982 and 1983 Earnings) up to $9,000 and 1.75% of average annual Earnings in excess of $9,000 multiplied by the number of years of Credited Service prior to January 1, 1984; plus (ii) for Credited Service after January 1, 1984 but prior to January 1, 1989, 1.25% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service; plus (iii) for Credited Service after January 1, 1989, 1.35% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of

$15,000 for each year of service. If the total number of years of Credited Service exceeds 34 years, an amount equal to 1.80% of annual Earnings for each additional year of service will be added to the retirement benefit.

  The following table shows, as to each of the named executive officers, his or her (i) number of years of Credited Service as of February 15, 2001 and
(ii) estimated annual benefits payable upon retirement at age 65. The amounts presented are on a straight-life annuity basis, but alternative methods of payment are available at the option of the participant. In no event shall benefits payable under the Retirement Plan exceed the maximum allowed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The benefit payment under the Retirement Plan is not subject to any deductions for Social Security benefits or other offset amounts.

                                                                     Estimated
                                                                      Annual
                                                                     Benefits
                                                                      Payable
                                                   Number of Years     Upon
                                                     of Credited    Retirement
                                                    Service as of     At Age
Name                                              February 15, 2001    65(1)
----                                              ----------------- -----------
David M. Chamberlain.............................         1           $28,066
Diane M. Sullivan................................         5           $79,906
Charles W. Redepenning, Jr.......................         2           $72,581
Daniel R. Friedman...............................         1           $86,150
Gerrald B. Silverman.............................         6           $92,989

--------
 (1) Assumes continued service until age 65 at current salary levels.

Audit Committee Report

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

  The Committee reviewed with PricewaterhouseCoopers LLP, ("PricewaterhouseCoopers") the Company's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as may be modified or supplemented. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board in Standard No. 1 (Independence Discussion with Audit Committee), as may be modified or supplemented.

  The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal 2000.

  The fees billed to the Company by PricewaterhouseCoopers for fiscal year 2000 were as follows:

  Audit Fees. PricewaterhouseCoopers' fee for its audit of the Company's annual financial statements and its review of the Company's quarterly financial statements was $329,000, of which $250,000 was billed in fiscal year 2000.

  Financial Information Systems Design and Implementation
Fees. PricewaterhouseCoopers did not bill the Company any fees related to financial information systems design and implementation.

  All Other Fees. PricewaterhouseCoopers billed the Company a total of $313,510 for services rendered that are not described above.

The Committee has considered whether the provision of the services included in the category "All Other Fees" is compatible with maintaining
PricewaterhouseCoopers' independence.

  The Directors who serve on the Audit Committee are all "Independent" for purposes of the New York Stock Exchange listing standards. That is, the Board has determined that none of the Directors who serve on the Audit Committee has a relationship to the Company that may interfere with his or her independence from the Company or its management.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 1, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of PricewaterhouseCoopers as the Company's independent auditors.

                                          AUDIT COMMITTEE

                                          Bruce Van Saun (Chairman)
                                          Peter L. Harris
                                          Christine M. Cournoyer

Compensation Committee Report

  The Compensation Committee (the "Committee") is comprised of four non-employee directors: Mr. Frank R. Mori, Committee Chairman, and Messrs. Donald
R. Gant, Myles J. Slosberg and W. Paul Tippett, Jr. The Committee reviews and oversees the Company's various incentive plans, evaluates performance and reviews compensation levels and other related matters for the Company's senior executives. When evaluating the performance of its senior executives, the Committee reviews with the full Board in detail all aspects of compensation for the senior executives, including the five individuals named in the summary compensation table. The Committee met two times in fiscal year 2000.

Compensation Philosophy

  The Committee's strategy is to align the Company's executive compensation program with corporate performance and stockholder returns. The Committee considers the following objectives when evaluating the Company's compensation programs:

 .Offering competitive base salaries to attract and retain well-qualified, experienced executives;

 .Linking cash-based incentive compensation to corporate performance goals and individual performance; and

 .Linking senior executive long-term compensation to consistent appreciation in price of the Common Stock of the Company through stock option grants.

  In achieving these objectives, the Committee analyzes Company, division and individual performance, competitive executive compensation packages and stock performance. The Committee periodically retains the services of a consulting firm specializing in executive compensation to review the competitiveness of the Company's executive compensation programs with respect to other public corporations with whom the Company competes for executive talent. The Company's competitors for executive talent are not necessarily the same companies that would be included in a peer group established to compare stockholder returns because the Company requires skills and perspectives from a broader range of backgrounds.

  The three major components of the Company's executive compensation for fiscal year 2000 were: base salary, annual incentive compensation and stock options, each of which is described in more detail below. The Committee also evaluates the total compensation package of each executive officer, including pension benefits, insurance, severance plans and other benefits.

Base Salary

  The Committee establishes base salaries for executive officers by evaluating the responsibilities of the position, the level of experience of the executive officer, and competitive market data on comparable executive officer positions.

  The Committee reviews the base salaries of the Company's senior executives annually. Salary increases are based on the overall performance of the Company and of each executive officer individually, and on the financial results of the executive's particular business unit. The Committee also evaluates market data in determining base salary levels for each executive, and targets base salary levels at approximately the median level among footwear competitors of like size. The final determination is subjectively made based on these criteria.

Annual Incentive Compensation

  Pursuant to the annual incentive compensation plans in effect for fiscal year 2000, the Committee established individual participation and target bonuses based on the performance of particular business units and the nature and scope of responsibilities of each participant. Bonuses were earned based on comparing actual fiscal year 2000 performance against established business and financial goals. The performance goals were approved by the full Board in December 1999, and included a threshold consolidated pre-tax income goal, a consolidated pre-tax income goal and divisional pre-tax income goals. For fiscal year 2000, the Company met the minimum threshold for payments under the incentive plans. The International, Keds and Children's Group divisions all met or exceeded their divisional goals and bonus payments were made to plan participants in those groups.

Stock Options

  Under the 1998 Stock Option Plan, the Committee is authorized to grant options to purchase Common Stock with an exercise price equal to the market price of the Common Stock on the date of the grant. The Committee has established guidelines for the number of options to be granted at various executive levels, based on competitive practices, the duties and scope of responsibilities of each executive's position, and the amount and terms of options already held by each executive.

Compensation of the Chief Executive Officer

  Mr. Chamberlain was elected Chairman and Chief Executive Officer of the Company by the Board on November 4, 1999, effective as of November 15, 1999. In evaluating his compensation package, the Committee used market data on compensation levels, including all forms of incentive compensation, from industry competitors of like size. Pursuant to his Employment Agreement, Mr. Chamberlain's annual base salary for fiscal year 2000 was set at $600,000. Mr. Chamberlain is eligible to receive incentive compensation under the Senior Executive Annual Incentive Plan, targeted at 50% of his base salary. Payment to Mr. Chamberlain of additional compensation under this Plan is based on the attainment of certain financial goals established by the Board in December 1999. Because the Company did not achieve certain financial goals, Mr. Chamberlain did not receive a bonus for fiscal year 2000.

  The Committee also awarded Mr. Chamberlain non-qualified stock options to purchase 500,000 shares of Common Stock, at $6.875 per share, the closing price of the Company's Common Stock on the New York Stock Exchange--Composite Tape, on November 3, 1999. Options to purchase 100,000 of these shares vested on November 15, 1999, and the balance will vest as to one-third on each of the first, second and third anniversaries of his November 15, 1999 start date.

Internal Revenue Code Section 162(m)

  Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), publicly traded corporations are not permitted to deduct most compensation exceeding $1,000,000 paid to certain top executives, unless the compensation qualifies as "performance based compensation" or is otherwise exempt under Section 162(m). All compensation paid to the named executives of the Company in fiscal year 2000 was deductible for federal income tax purposes.

Conclusion

  As outlined in the compensation plans described above, a substantial portion of the Company's executive compensation is directly linked to individual and corporate performance and stock price appreciation, in accordance with our stated Compensation Philosophy. As the Company moves forward to create stockholder value, the Committee will continue to monitor and evaluate its strategy for executive compensation.

                                          COMPENSATION COMMITTEE

                                          Frank R. Mori (Chairman)
                                          Donald R. Gant
                                          Myles J. Slosberg
                                          W. Paul Tippett, Jr.

Compensation Committee Interlocks and Insider Participation in Corporate
Decisions

  Myles J. Slosberg served as Interim Chief Executive Officer of the Company from July 1999 to November 1999. No other member of the Compensation Committee has served as an officer or employee of the Company nor has any other business relationship or affiliation with the Company, except his service as a director. None of such persons had any relationships with the Company requiring disclosure under applicable rules and regulations.

Performance Graph

  Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Standard & Poor's Small Cap 600 Index, and the Standard & Poor's Footwear--Small Cap Index (the current performance indicator of peer group companies), for a period of five fiscal years commencing December 1, 1995 and ending December 1, 2000. The Standard & Poor's Footwear-- Small Cap Index consists of Brown Shoe Company, Inc., K-Swiss Inc.--Class A, The Timberland Company--Class A, Wolverine World Wide, Inc. and the Company.



                             [GRAPH APPEARS HERE]

                                        1995   1996   1997   1998   1999   2000
                                       ------ ------ ------ ------ ------ ------
Company............................... 100.00 116.96 141.90 107.39  78.92  76.02
S&P Footwear--Small Cap Index......... 100.00 134.65 178.01 124.24 141.63 203.07
S&P Small Cap--600 Index.............. 100.00 121.89 151.81 149.54 165.25 178.01

    PROPOSAL NUMBER TWO: THE STRIDE RITE CORPORATION 2001 STOCK OPTION AND
                                INCENTIVE PLAN

Proposal

  The Board of Directors has adopted the 2001 Stock Option and Incentive Plan (the "2001 Plan") for officers, employees and other key persons of the Company and its subsidiaries, subject to the approval of the 2001 Plan by the stockholders.

  The 2001 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, at its discretion, may grant a variety of stock incentive awards based on the Common Stock of the Company. Awards under the 2001 Plan include stock options (both incentive options and non-qualified options), restricted stock, performance shares, unrestricted stock and dividend equivalent rights. These awards are described in greater detail below.

  Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that can be issued under the 2001 Plan is 2,000,000 shares plus up to an additional 1,000,000 shares which would be available for issuance under the Company's 1998 Stock Option Plan but for its expiration, of which no more than 1,000,000 shares will be available for grants in the form of restricted stock, performance shares or unrestricted stock. Based solely upon the closing price of the Common Stock as reported by The New York Stock Exchange on February 15, 2001, the maximum aggregate market value of the securities to be issued under the 2001 Plan would be $24,000,000. The shares issued by the Company under the 2001 Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 2001 Plan do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

  To ensure that certain awards (e.g., stock options, restricted stock, performance shares and deferred stock) granted to the top five named executive officers under the 2001 Stock Plan qualify as "performance-based compensation" under Section 162(m) of the Code, the 2001 Stock Plan provides that the Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria which may include any or all of the following: (i) the Company's return on equity, assets, capital or investment;
(ii) pre-tax or after-tax profit levels of the Company or any subsidiary, division, operating unit or business segment thereof, or any combination of the foregoing; (iii) cash flow, FFO or similar measures; (iv) total stockholder return; (v) changes in the market price of the Company's Common Stock; (vi) sales or market share; or (vii) earnings per share. The Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. To satisfy the requirements of Section 162(m) of the Code, stock options with respect to no more than 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period. In addition, the maximum award of restricted stock, performance shares or deferred stock (or combination thereof) for any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any performance cycle.

Recommendation

  The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the 2001 Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. The Company's 1998 Stock Option Plan will expire on April 15, 2001. Any shares which would have been available under the 1998 Stock Option Plan but for its expiration, up to a maximum of 1,000,000, will become available under the 2001 Plan.

  The Board of Directors believes that the proposed 2001 Plan, which provides for a greater range of stock-based incentive awards and permits greater flexibility in the terms of such awards than the 1998 Stock Option Plan, will help the Company to achieve its goals by keeping the Company's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 2001 Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve the 2001 Plan.

  The Board of Directors recommends that the 2001 Plan be approved, and therefore recommends a vote FOR this proposal.

Summary of the 2001 Plan

  The following description of certain features of the 2001 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2001 Plan which is attached hereto as Exhibit A.

  Plan Administration; Eligibility. The 2001 Plan may be administered by the Board or a Committee of not fewer than two non-employee directors.

  The Committee has full power to select, from among those eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the 2001 Plan.

  Persons eligible to participate in the 2001 Plan will be those employees and other key persons, such as consultants and prospective employees, of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Committee. Directors of the Company who are not employed by the Company are not eligible for awards under the 2001 Plan.

  Stock Options. The 2001 Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. However, employees participating in the 2001 Plan may elect, with the consent of the Committee, to receive discounted Non-Qualified Options in lieu of cash bonuses. In the case of such grants, the option exercise price may be less than the fair market value of the Common Stock on the date of grant.

  The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 2001 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments.

  Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery (or attestation to the ownership) of shares of Common Stock which are not subject to any restrictions imposed by the Company and which have been held by the optionee for at least six months or which were purchased in the open market by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

  To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

  Restricted Stock. The Committee may also award shares of Common Stock to participants subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals (as summarized in the Proposal section above) and/or continued employment with the Company through a specified restricted period. The purchase price of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the employees will forfeit their awards of Restricted Stock.

  Deferred Stock Awards. The Committee may also award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized in the Proposal section above) and/or continued employment with the Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Committee, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the Committee, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award.

  Unrestricted Stock. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the 2001 Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees and key persons.

  Performance Share Awards. The Committee may also grant performance share awards to participants entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals (as summarized in the Proposal section above) and such other conditions as the Committee shall determine ("Performance Share Award").

  Dividend Equivalent Rights. The Committee may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the 2001 Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company's dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

  Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Committee, in its discretion, may provide for substitution or adjustments of outstanding options, or may terminate all unvested options with or without payment of cash consideration.

  Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2001 Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, Plan amendments shall be subject to approval by the Company's stockholders if and to the extent determined by the Committee to be required by the Code to preserve the qualified status of Incentive Options or to ensure that compensation earned under Plan awards qualifies as performance-based compensation under Section 162(m) of the Code.

  Change of Control Provisions. The 2001 Plan provides that in the event of a "Change of Control" (as defined in the 2001 Plan) of the Company, all stock options shall automatically become fully exercisable. In addition, conditions and restrictions relating solely to the passage of time and continued employment on all other awards will automatically be deemed waived. All other conditions will continue to apply unless otherwise provided in the applicable award.

Effective Date of 2001 Plan

  The 2001 Plan will become effective upon the affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting. For purposes of the vote on the 2001 Plan, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. Neither abstentions nor broker non-votes are counted as affirmative votes on any matter. Awards of Incentive Stock Options may be granted under the 2001 Plan until April 12, 2011.

New Plan Benefits

  Approximately 175 employees are currently eligible to participate in the 2001 Plan. The number of shares that may be granted to executive officers and non-executive officers is undeterminable at this time, as such grants are subject to the discretion of the Committee.

Tax Aspects Under the U.S. Internal Revenue Code

  The following is a summary of the principal Federal income tax consequences of option grants under the 2001 Plan. It does not describe all Federal tax consequences under the 2001 Plan, nor does it describe state or local tax consequences.

Incentive Options

  Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

  Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

  An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

Non-Qualified Options

  There are no Federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

  Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

Parachute Payments

  The vesting of any portion of any award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated award to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% Federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Company's Deductions

  As a result of Section 162(m) of the Code, the Company's Federal tax deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

                 PROPOSAL NUMBER THREE: SELECTION OF AUDITORS

  Although Massachusetts law no longer requires that the Company's auditors be approved each year by the stockholders, the Board of Directors continues the practice of submitting such selection to the stockholders for their approval because the Board deems it appropriate to do so. The Board of Directors has selected PricewaterhouseCoopers, which has acted as auditors of the Company since 1972, to act as auditors for its current fiscal year. In the event that the stockholders do not approve of PricewaterhouseCoopers, the Board of Directors will reconsider the appointment of PricewaterhouseCoopers.

  A representative of PricewaterhouseCoopers will be present at the meeting, will be provided the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from the stockholders.

  The Company's consolidated financial statements for fiscal year 2000 were examined and reported upon by PricewaterhouseCoopers. In connection with that examination, PricewaterhouseCoopers also reviewed the Company's Annual Report and the Company's filings with the SEC, and provided consultations on financial statement implications of matters under consideration.
PricewaterhouseCoopers also examined and reported upon the financial statements of the Company's retirement and pension plans.

                      PROPOSAL NUMBER FOUR: OTHER MATTERS

 Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's executive officers and directors and persons beneficially owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and beneficial owners of more than 10% of the outstanding Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on copies of such forms furnished as provided above, or written representations that no Forms 4 or 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of greater than 10% of its outstanding Common Stock were complied with in fiscal year 2000.

  The Board of Directors of the Company is not aware of any other matters which may come before the annual meeting of stockholders. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matters.

                              PROXY SOLICITATION

  The solicitation of proxies will be principally by mail, and may be followed by telephone and personal contacts by officers, directors or regular employees of the Company, or by employees of D.F. King & Company, Inc., proxy solicitors for the Company. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of D.F. King & Company, Inc. regarding the proxy solicitation. The Company's agreement with D.F. King & Company, Inc. is on customary terms. The costs of proxy solicitation are not anticipated to exceed $20,000, unless circumstances require otherwise. Brokers and others holding shares of Common Stock in their names or in the names of their nominees will be expected to forward copies of the Company's proxy soliciting material to beneficial owners of such shares and to seek authority for execution of proxies, and will be reimbursed by the Company for their reasonable expenses.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 2002 annual meeting of stockholders must be received by the Company on or before November 1, 2001 to be considered for inclusion, pursuant to Rule 14a-8 under the 1934 Act, in the proxy material for that meeting. Any such proposal must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy materials and form or proxy, and should be addressed as follows:

                                     Office of the Clerk
                                     The Stride Rite Corporation
                                     191 Spring Street
                                     P.O. Box 9191
                                     Lexington, Massachusetts 02420-9191

  A stockholder who wishes to present a proposal at the 2001 annual meeting of stockholders, other than a proposal to be considered for inclusion in the Company's proxy statement as described above, must deliver the proposal to the address listed above. The Company must receive the proposal on or before March 11, 2001. The proposal must also comply with the other requirements contained in the Company's Bylaws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

February 23, 2001

                                  APPENDIX A

                          THE STRIDE RITE CORPORATION
                     2001 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

  The name of the plan is The Stride Rite Corporation 2001 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, and other key persons (including consultants) of The Stride Rite Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

  The following terms shall be defined as set forth below:

  "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

  "Administrator" is defined in Section 2(a).

  "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

  "Board" means the Board of Directors of the Company.

  "Change of Control" is defined in Section 16.

  "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

  "Committee" means the Committee of the Board referred to in Section 2.

  "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

  "Deferred Stock Award" means Awards granted pursuant to Section 7.

  "Dividend Equivalent Right" means Awards granted pursuant to Section 11.

  "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 18.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

  "Fair Market Value" of the Stock on any given date means the last reported sale price of the Stock on the last trading date on which the Stock was traded preceding the specified date or, if no Stock was traded on such date, the most recent date on which Stock was traded preceding the specified date, as reflected on The New York

Stock Exchange--Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on the National Association of Securities Dealers Automated Quotation system, or par value of Stock if greater.

  "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

  "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

  "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

  "Performance Share Award" means Awards granted pursuant to Section 9.

  "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee's right to and the payment of a Performance Share Award, Restricted Stock Award or Deferred Stock Award.

  "Restricted Stock Award" means Awards granted pursuant to Section 6.

  "Stock" means the Common Stock, par value $.25 per share, of the Company, subject to adjustments pursuant to Section 3.

  "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

  "Unrestricted Stock Award" means any Award granted pursuant to Section 8.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES
           AND DETERMINE AWARDS

  (a) Committee. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator").

  (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

    (i) to select the individuals to whom Awards may from time to time be granted;

    (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

    (iii) to determine the number of shares of Stock to be covered by any Award;

    (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

    (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

    (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

    (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

    (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

  All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

  (c) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

  (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be (i) 2,000,000 shares, plus (ii) such number of shares (not to exceed 1,000,000) which would be available for issuance under the Company's 1998 Stock Option Plan but for its expiration, with such total subject to adjustment as provided in Section 3(b); provided that not more than 1,000,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, or Performance Share Awards except to the extent such Awards are granted in lieu of cash compensation or fees. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

  (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Performance Share Awards, (ii) the number of Stock Options that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

  The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

  (c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), all Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating solely to the passage of time and continued employment shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

  Notwithstanding anything to the contrary in this Section 3.2(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

  (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

  Grantees under the Plan will be such full or part-time officers and other employees and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

  Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

  No Incentive Stock Option shall be granted under the Plan after April 12,
2011.

  (a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this
Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

    (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

    (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

    (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

    (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

      (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

      (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

      (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

    Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

    (v) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

  (b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. RESTRICTED STOCK AWARDS

  (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

  (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

  (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee's legal representative.

  (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to
Section 14 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in Section 6(c) above.

  (e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. DEFERRED STOCK AWARDS

  (a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

  (b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

  (c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

  (d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

  (e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 8. UNRESTRICTED STOCK AWARDS

  Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 9. PERFORMANCE SHARE AWARDS

  (a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make

Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

  (b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

  (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

  (d) Acceleration, Waiver, Etc. At any time prior to the grantee's termination of employment (or other service relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 14, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

SECTION 10. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

  Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Deferred Stock Award or Performance Share Award granted to a Covered Employee is intended to qualify as "Performance-based Compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (a "Performance-based Award"), such Award shall comply with the provisions set forth below:

  (a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.

  (b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

  (c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

  (d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

  (a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

  (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

  (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TAX WITHHOLDING

  (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

  (b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13. TRANSFER, LEAVE OF ABSENCE, ETC.

  For purposes of the Plan, the following events shall not be deemed a termination of employment:

  (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

  (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14. AMENDMENTS AND TERMINATION

  The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 14 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

SECTION 15. STATUS OF PLAN

  With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16. CHANGE OF CONTROL PROVISIONS

  Upon the occurrence of a Change of Control as defined in this Section 16:

  (a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option shall automatically become fully exercisable.

  (b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions and restrictions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the applicable Award agreement.

  (c) "Change of Control" shall mean the occurrence of any one of the following events:

    (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (a "Person")) together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (1) the then outstanding shares of stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i) the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
  (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below.

    (ii) Individuals who, as of April 13, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (iii) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), in each case, unless following such Business Combination:
  (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively of the Outstanding Company Common Stock or the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 20 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 20 percent or more of the combined voting power of all then outstanding Voting Securities, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 17. GENERAL PROVISIONS

  (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

  No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

  (b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

  (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

  (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

  (e) Loans to Grantees. The Company shall have the authority to make loans to grantees of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

  (f) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the

Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 18. EFFECTIVE DATE OF PLAN

  This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 19. GOVERNING LAW

  This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

ZSTR9B                            DETACH HERE


                                     PROXY

                          THE STRIDE RITE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David M. Chamberlain and Charles W. Redepenning, Jr., and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Common Stock, par value $.25 per share, of The Stride Rite Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at its executive offices, 191 Spring Street, Lexington, Massachusetts, on Thursday, April 12, 2001, at 10:00 A.M. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such other matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

     The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of and Proxy Statement for the aforesaid meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

---------------                                                 ---------------
| SEE REVERSE | (PLEASE SIGN AND DATE ON REVERSE SIDE | SEE REVERSE | | SIDE | AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE) | SIDE |
---------------                                                 ---------------

THE STRIDE RITE CORPORATION

     c/o EquiServe
     P.O. Box 9398
     Boston, MA 02205-9398

ZSTR9A                            DETACH HERE

[X]  Please mark                                                            __
     votes as in                                                              |
     this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

     1.   Election of Directors.                                                                         FOR     AGAINST   ABSTAIN
                                                            2.   Proposal to approve The Stride Rite     [_]       [_]       [_]
          NOMINEES:  (01) Christine M. Cournoyer,                Corporation 2001 Stock Option and
                     (02) Donald R. Gant                         Incentive Plan.

                     FOR     WITHHELD                       3.   Proposal to ratify selection of         [_]       [_]       [_]
                     [_]       [_]                               PricewaterhouseCoopers LLP as
                                                                 Auditors of the Company.

     [_]
         ----------------------------------------           MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [_]
          For all nominees except as noted above
                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [_]

                                                            Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign.
                                                            Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


Signature:                                       Date:            Signature:                                        Date:
          -------------------------------------       -----------           -------------------------------------        ---------
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